Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for March 2008

MESA ROYALTY TRUST
The Bank of New York Trust Company, N.A., Trustee
NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS March 21, 2008 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of March 2008. Unitholders of record on March 31, 2008 will receive distributions amounting to $995,931 or $0.534415355 per unit payable on April 30, 2008. The Trust received $458,437 and $63,154 from the New Mexico and Colorado portions of the San Juan Basin Properties, respectively. Royalty income from the Hugoton Properties totaled $483,170.

Contact:	Mesa Royalty Trust
The Bank of New York Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

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919 Congress Avenue, Austin, TX 78701